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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2002
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                       NETWORK-1 SECURITY SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                     1-14896                    11-3027591
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)



        1601 Trapelo Road, Reservoir Place, Waltham, Massachusetts 02451
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (781) 522-3400


                                       N/A
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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS
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     Network-1 Security Solutions, Inc. (the "Registrant") is evaluating strategic alternatives with respect to its CyberwallPLUS distributed firewall product line and associated technology including the potential sale of the technology. In addition, the Registrant is actively engaged in seeking merger candidates. At this time, the Registrant will continue to offer its CyberwallPLUS product suite for sale. Management, however, does not anticipate material revenues from the Registrant's product offerings.

     In August 2002, the Registrant announced that it had instituted certain measures to preserve cash including substantial reductions in employees and the closing of its China development office and Taiwan sales office. Since July 2002, the Registrant in a series of layoffs has reduced its employees from 39 to its current level of 8 employees. These staff reductions have materially reduced the Registrant's sales and product development efforts. The Registrant will continue to evaluate further cost-saving measures.

     The Registrant currently has cash of approximately $2.4 million. Management believes that, based upon currently proposed plans and assumptions, such cash will be sufficient to fund its operations for the next five to seven months (exclusive of any cash from the potential sale of the technology), although there can be no certainty that such funds will not be expended prior thereto. In connection with a merger transaction, the Registrant may seek financing from third parties and/or existing stockholders.

     Although the Registrant is actively seeking a merger transaction, the inability of the Registrant to timely consummate such a transaction may require the Registrant to further curtail or cease operations.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NETWORK-1 SECURITY SOLUTIONS, INC.


Dated: November 12, 2002            By: /s/ Richard Kosinski
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                                        Names: Richard Kosinski
                                        Title: President and Chief Executive
                                               Officer